UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2026

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 5, 2026, Datavault AI Inc. (the “Company”) filed a prospectus supplement (“Prospectus Supplement”) to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 7, 2025, as amended, and was declared effective by the SEC on July 9, 2025 (File No. 333-288538) (the “Registration Statement”). The Company filed the Prospectus Supplement for the purpose of registering the issuance of 7,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company in consideration for the assignment of certain intellectual property rights to the Company. The legal opinion and consent of Paul Hastings LLP addressing the validity of the Shares are filed as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K and are incorporated into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Paul Hastings LLP
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer